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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 29, 2001

                            LITTLE SWITZERLAND, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

      DELAWARE                      0-19369                   66-0476514
      --------                      -------                   ----------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
    of incorporation)                                       Identification No.)



           161-B CROWN BAY CRUISE SHIP PORT, ST. THOMAS U.S.V.I. 00802
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

       Registrant's telephone number, including area code: (340) 776-2010





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ITEM  4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective May 29, 2001, Little Switzerland, Inc. (the "Registrant"), on the recommendation of its Board of Directors (acting at its May 24, 2001 meeting), replaced its then current independent auditors, Arthur Andersen LLP ("Arthur Andersen") and appointed PricewaterhouseCoopers as its independent auditors. The Registrant previously announced the closing of its sale of a 45% equity interest to Tiffany & Co. International, Inc., an affiliate of Tiffany & Co. (collectively, "Tiffany"). Tiffany has invested approximately $9.3 million to purchase 7,410,000 newly-issued shares of common stock of the Registrant and has provided a line of credit of up to $2.5 million. The above-referenced change of independent auditors was made in connection with such transaction and various loan agreements executed in respect thereof.

The reports of Arthur Andersen on the financial statements of the Registrant for the fiscal years ended May 27, 2000 and May 29, 1999 did not contain an adverse opinion or disclaimer of opinion. Furthermore, such reports were not qualified or modified as to audit scope or accounting principles, and there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Arthur Andersen's reports for the fiscal years ended May 27, 2000 and May 29, 1999 contained a qualification regarding the Registrant's ability to continue as a going concern.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS.


Exhibit No.       Exhibit
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16.1              Letter dated May 31, 2001 from Arthur Andersen LLP
                  addressed to the Commission.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LITTLE SWITZERLAND, INC.


                                            By:   /s/ Robert L. Baumgardner
                                                 ------------------------------
                                                 Robert L. Baumgardner
                                                 President

Date:  May 31, 2001